EXHIBIT 99.1

JDSU ANNOUNCES FISCAL 2006 SECOND QUARTER RESULTS

Gross Margins Improve

San Jose, California, February 1, 2006 – JDSU today reported fiscal 2006 second quarter results, for the quarter ended December 31, 2005.

Net revenue for the second quarter was $312.9 million, and GAAP net loss was $(42.1) million, or $(0.03) per share. This compares to net revenue of $258.3 million and a GAAP net loss of $(67.0) million, or $(0.04) per share, reported for the first quarter of fiscal 2006, and to net revenue of $180.5 million and a GAAP net loss of $(41.0) million, or $(0.03) per share, for the second quarter of fiscal 2005.

On a non-GAAP basis, net loss for the second quarter was $(3.7) million, or $(0.00) per share, as compared to a non-GAAP net loss of $(15.4) million, or $(0.01) per share, for the first quarter of fiscal 2006, and to a non-GAAP net loss of $(28.6) million, or $(0.02) per share, for the second quarter of fiscal 2005.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), the Company earned $7.9 million for the quarter ended December 31, 2005, as compared to a loss of $(4.3) million for the first quarter of fiscal 2006, and a loss of $(25.7) million for the second quarter of fiscal 2005.

“JDSU’s second quarter results represent our strongest revenue and earnings performance in more than four years, highlighting our continued commitment to innovation and expansion in concert with an aggressive cost reduction program,” said Kevin Kennedy, Chief Executive Officer of JDSU. “With our achievement of non-GAAP EBITDA positive results, JDSU has reached an important milestone on the path to desirable profitability metrics.”

Financial Overview – Fiscal 2006 Second Quarter Ended December 31, 2005

•	On a non-GAAP basis, net revenue of $315.0 million increased 22% from the previous quarter and 75% from the fiscal 2005 second quarter. Fiscal 2006 second quarter results included the first full quarter contribution from the Communications Test and Measurement business, acquired in August 2005.

•	Optical Communications net revenue was $109.6 million, and represented 35% of total non-GAAP net revenue.

•	Communications Test and Measurement net revenue was $146.0 million, or 46% of total non-GAAP net revenue.

•	Commercial and Consumer net revenue was $59.4 million, or 19% of total non-GAAP net revenue.

•	North American customers represented 62% of net revenue. European and Asia-Pacific customers represented 24% and 14% of net revenue, respectively.

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•	GAAP gross margin improved from 20.0% last quarter to 33.3% of net revenue. On a non-GAAP basis, gross margin improved from 31.6% last quarter to 36.3% of net revenue.

•	GAAP operating expenses were $156.0 million, and non-GAAP operating expenses were $120.1 million.

•	The Company held $843.9 million in cash, cash equivalents, short-term investments and restricted cash at the end of the second quarter.

•	Non-GAAP results exclude all stock-based compensation expense including expense associated with restricted stock. Year-to-date non-GAAP results have been adjusted to exclude restricted stock grants which amounted to $0.8 million in the fiscal 2006 first quarter.

Business Outlook

For the quarter ending March 31, 2006, the Company expects revenue to be in the range of $304 to $321 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. PST on February 1, 2006 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDSU is a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense applications, and decorative. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to the amount of future revenue or the likelihood, timing or amount of expected cost savings or profitability improvements; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company

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includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ability to predict future financial performance continues to be difficult, as among other things, visibility remains limited, we are experiencing significant quarter over quarter fluctuations in product mix, average selling prices continue to decline across our traditional Communications and Commercial and Consumer product portfolio, we continue to experience execution challenges which limit our revenue and impair our profitability, and we are experiencing declining, but variable, benefits from certain transient items, such as the release of previously accrued reserves and the use of previously written-off inventory; (ii) the Company’s cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, costs and delays associated with facility and asset divestitures, and execution concerns; and (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality and profitability, may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q and 10-K. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Jacquie Ross, 408-546-4445, investor.relations@jdsu.com

Press: Kathleen Greene, 408-546-5852, kathleen.greene@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

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JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net revenue	$312.9	$180.5	$571.2	$375.0
Cost of sales	208.7	150.7	415.4	302.3

Gross profit	104.2	29.8	155.8	72.7

Operating expenses:
Research and development	40.9	24.4	74.6	48.9
Selling, general and administrative	83.3	43.5	153.7	80.7
Amortization of other intangibles	15.6	4.8	27.9	9.5
Acquired in-process research and development	0.1	—	19.7	—
Reduction of other long-lived assets	1.2	—	2.2	4.5
Restructuring charges	14.9	3.8	19.7	9.1

Total operating expenses	156.0	76.5	297.8	152.7

Income (loss) from operations	(51.8)	(46.7)	(142.0)	(80.0)
Interest and other, net	7.8	5.3	6.3	8.0
Gain on sale of assets	0.5	—	0.1	—
Gain (loss) on investments	1.9	(1.5)	32.5	(6.4)

Net loss before income taxes	(41.6)	(42.9)	(103.1)	(78.4)
Income tax expense (benefit)	0.5	(1.9)	6.0	(1.4)

Net loss	$(42.1)	$(41.0)	$(109.1)	$(77.0)

Earnings (loss) per share - basic and diluted	$(0.03)	$(0.03)	$(0.07)	$(0.05)

Shares used in per-share calculation - basic and diluted	1,655.7	1,444.1	1,618.3	1,443.9

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JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2005	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$227.1	$506.7
Short-term investments	599.3	793.3
Restricted cash	17.5	7.9
Accounts receivable, net	223.4	102.3
Inventories, net	181.2	97.4
Refundable income taxes	11.3	7.7
Other current assets	68.6	77.3

Total current assets	1,328.4	1,592.6
Property, plant and equipment, net	198.3	162.1
Deferred income taxes	4.1	4.0
Intangible assets, net	1,050.0	285.1
Long-term investments	17.6	29.2
Other assets	13.0	8.4

Total assets	$2,611.4	$2,081.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124.9	$75.1
Accrued payroll and related expenses	55.1	30.5
Income taxes payable	46.7	27.9
Deferred income taxes	4.9	4.3
Restructuring accrual	31.5	23.0
Warranty accrual	13.9	7.3
Other current liabilities	129.1	72.7

Total current liabilities	406.1	240.8
Long-term debt	467.8	466.9
Other non-current liabilities	146.6	44.0

Commitments and contingencies

Stockholders’ equity	1,590.9	1,329.7

Total liabilities and stockholders’ equity	$2,611.4	$2,081.4

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JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net revenue:
Optical Communications Products Group:	$109.6	$107.5	$210.1	$214.2
Communications Test and Measurement:	146.0	—	241.4	—
Commercial and Consumer Products Group:	59.4	73.0	122.7	160.8
Deferred revenue related to purchase accounting adjustment (a)	(2.1)	—	(3.0)	—

Net revenue	312.9	180.5	571.2	375.0

Operating income / (loss):
Optical Communications Products Group:	(10.0)	(12.8)	(28.0)	(28.4)
Communications Test and Measurement:	26.4	—	45.7	—
Commercial and Consumer Products Group:	7.7	2.3	16.1	13.7
All other	(29.8)	(25.3)	(56.4)	(37.4)

Total segment operating loss	(5.7)	(35.8)	(22.6)	(52.1)

Unallocated amounts:
Stock based compensation	(3.4)	—	(6.7)	—
Acquisition-related charges and amortization of intangibles	(27.8)	(4.8)	(89.7)	(9.5)
Reduction of other long-lived assets	—	—	(1.0)	(4.5)
Restructuring charges	(14.9)	(3.8)	(19.7)	(9.1)
Other realignment charges	—	(2.3)	(2.3)	(4.8)
Interest and other income, net	7.8	5.3	6.3	8.0
Gain (loss) on sale of subsidiaries’ assets	0.5	—	0.1	—
Gain (loss) on sale of investments	1.8	2.0	35.1	2.3
Reduction in fair value of investments	(0.2)	(2.7)	(2.5)	(5.0)
Gain (loss) on equity method investments	0.3	(0.8)	(0.1)	(3.7)

Loss before income taxes	$(41.6)	$(42.9)	$(103.1)	$(78.4)

(a)	Communications Test and Measurement revenue includes $2.1 and $3.0 million of deferred revenue that is eliminated from consolidated revenue as a result of purchase accounting for the three and six months ended December 31, 2005, respectively.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of

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management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Restructuring expense primarily due to severance and lease costs: The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. The Company excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the

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ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. Gains and losses in equity investments are unpredictable, and are primarily dependent on the financial performance of the company in which we have our investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-Based Compensation Expense

Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R for fiscal 2006, and under APB 25 for earlier comparative periods, and restricted stock grants. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally

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unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D expenses are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

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The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
	Gross Margin	Operating Expense	Net Loss	EBITDA	Gross Margin	Operating Expense	Net Loss	EBITDA
Non-GAAP	$114.4	$120.1	$(3.7)	$7.9	$30.3	$66.1	$(28.6)	$(25.7)

Cost of goods sold related to restructuring events	(0.5)		(0.5)	(0.5)	(0.5)		(0.5)	(0.5)
Cost of goods sold related to acquisition activities	(8.5)		(8.5)	(8.5)
Cost of goods sold related to stock based compensation expense	(1.2)		(1.2)	(1.2)
Costs of research and development related to restructuring events		0.3	(0.3)	(0.3)		0.4	(0.4)	(0.4)
Costs of research and development related to stock based compensation expense		0.7	(0.7)	(0.7)
Costs of selling, general and administrative related to restructuring events		1.6	(1.6)	(1.6)		1.4	(1.4)	(1.4)
Costs of selling, general and administrative related to stock based compensation expense		1.5	(1.5)	(1.5)
Amortization of intangibles from acquisitions		15.6	(15.6)			4.8	(4.8)
Reduction of goodwill and other long-lived assets		1.2	(1.2)	(1.2)				—
Acquired In-process R&D		0.1	(0.1)	(0.1)				—
Restructuring expense primarily due to severance and lease costs		14.9	(14.9)	(14.9)		3.8	(3.8)	(3.8)
Interest and other income			3.2
Gain on sale of subsidiaries			0.5
Gain or loss on sale of available for sale investments			1.8				2.0
Reduction in the fair value of investments			0.3				(2.7)
Gain or loss on equity method investments			(0.2)				(0.8)
Income tax expense			2.1

GAAP	$104.2	$156.0	$(42.1)	$(22.6)	$29.8	$76.5	$(41.0)	$(31.8)

Non-GAAP loss per share			$(0.00)				$(0.02)

GAAP loss per share			$(0.03)				$(0.03)

Shares used in per-share calculation - basic and diluted			1655.7				1444.1

	Six Months Ended December 31, 2005				Six Months Ended December 31, 2004
	Gross Margin	Operating Expense	Net Loss	EBITDA	Gross Margin	Operating Expense	Net Loss	EBITDA
Non-GAAP	$196.4	$219.0	$(19.1)	$3.6	$74.5	$126.6	$(42.7)	$(31.6)
Cost of goods sold related to restructuring events	(0.5)		(0.5)	(0.5)	(1.8)		(1.8)	(1.8)
Cost of goods sold related to acquisition activities	(38.5)		(38.5)	(38.5)
Cost of goods sold related to stock based compensation expense	(1.6)		(1.6)	(1.6)
Costs of research and development related to restructuring events		0.3	(0.3)	(0.3)		0.4	(0.4)	(0.4)
Costs of research and development related to stock based compensation expense		1.8	(1.8)	(1.8)
Costs of selling, general and administrative related to restructuring events		3.9	(3.9)	(3.9)		2.6	(2.6)	(2.6)
Costs of selling, general and administrative related to stock based compensation expense		3.3	(3.3)	(3.3)
Amortization of intangibles from acquisitions		27.9	(27.9)			9.5	(9.5)
Reduction of goodwill and other long lived assets		2.2	(2.2)	(2.2)		4.5	(4.5)	(4.5)
Acquired In-process R&D		19.7	(19.7)	(19.7)			—	—
Restructuring expense primarily due to severance and lease costs		19.7	(19.7)	(19.7)		9.1	(9.1)	(9.1)
Interest and other income			(1.7)
Gain on sale of subsidiaries			0.1
Gain or loss on sale of available for sale investments			35.1				2.3
Reduction in the fair value of investments			(2.5)				(5.0)
Gain or loss on equity method investments			(0.1)				(3.7)
Income tax expense			(1.5)

GAAP	$155.8	$297.8	$(109.1)	$(87.9)	$72.7	$152.7	$(77.0)	$(50.0)

Non-GAAP loss per share			$(0.01)				$(0.03)

GAAP loss per share			$(0.07)				$(0.05)

Shares used in per-share calculation - basic and diluted			1618.3				1443.9